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                                                                       EXHIBIT 3


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          AIRTOUCH COMMUNICATIONS, INC.

                              (as of June 13, 1996)

                                    ARTICLE I
                                Principal Office

        Section 1. The principal executive office for the transaction of the business of the Corporation is hereby fixed and located at One California Street, San Francisco, California 94111. The board of directors may change said principal executive office from one location to another.

                                   ARTICLE II
                            Meetings of Stockholders

        Section 1. All meetings of the stockholders shall be held at any place within or without the State of California which may be designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        Section 2. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be determined by the board of directors (but not more than 13 months after the date of the preceding annual meeting). At such meeting, directors shall be elected and any other proper business may be transacted which is within the powers of the stockholders. Written notice of each annual meeting shall be given to each stockholder entitled to vote either personally or by United States mail or other means of written communication (which includes, without limitation and wherever used in these By-Laws, telegraphic and facsimile communication), charges prepaid, addressed to each stockholder at the address appearing on the books of the Corporation, or given by the stockholder to the Corporation for the purpose of notice.

        All such notices shall be given to each stockholder entitled thereto not less than 10 days nor more than 60 days before each annual meeting, except as otherwise required by



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law. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication.

        Such notices shall state:

                (a) the place, date and hour of the meeting;

                (b) those matters which the board, at the time of the mailing of the notice, intends to present for action by the stockholders;

                (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election; and

                (d) such other matters, if any, as may be expressly required by law.

        Section 3. Special meetings of the stockholders for the purpose of taking any action permitted to be taken by the stockholders under the General Corporation Law of the State of Delaware and the certificate of incorporation of this Corporation, may be called only by the chairman of the board, the chief executive officer or the president, or by any executive vice president, senior vice president or vice president, or by the board of directors.

        Upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the chairman, chief executive officer, president or secretary by any person entitled to call a special meeting of stockholders, it shall be the duty of such chairman, chief executive officer, president or secretary forthwith to cause to be given to the stockholders entitled thereto notice of such meeting to be held on a date not less than 20 nor more than 90 days after the receipt of such request, as such officer may fix. If such notice is not given within 40 days after the delivery of or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice thereof as in the manner hereinafter provided, or cause such notice to be given by any designated representative.

        Except where express provision is made by statute, notice of such special meetings shall be given in the same manner and contain the same statements as required for annual meetings of stockholders. Notice of any special meeting shall also specify the purpose or purposes of such meeting as specified by the person calling the meeting and no other business may be transacted at such meeting.


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        Section 4. The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority in voting power of the outstanding shares represented at the meeting either in person or by proxy, but no other business may be transacted except as provided in the preceding sentence.

        Section 5. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

        Section 6. To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Corporation of the stockholder's intention to bring such business before the meeting. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, within the time specified in the federal proxy rules for timely submission of a stockholder proposal for inclusion of such proposal in the proxy statement of the Corporation or, if not within such time, then not less than 75 days prior to the meeting provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth


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in this Section 6; provided, however, that nothing in this Section 6 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

         The Chairman of the board of directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 7. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors at the annual meeting, by or at the direction of the board of directors, may be made by any Nominating Committee or person appointed by the board of directors; nominations may also be made at the annual meeting by any stockholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation of such stockholder's intention to make such nomination at the meeting. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than 75 days prior to the meeting; provided, however, that, in the case of an annual meeting and in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.


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         In connection with any annual meeting, the Chairman of the board of directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III
                               Board of Directors

        Section 1. Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation and these By-Laws as to action to be authorized or approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

                                   ARTICLE IV
                              Meetings of Directors

        Section 1. Regular meetings of the board of directors shall be held at any place within or without the State of California that has been designated from time to time by the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation, except as provided in Section 2 of this Article. Special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice of the meeting, or, if not designated in the notice or if there is no notice, at the principal executive office of the Corporation.

        Section 2. Regular meetings of the board of directors shall be held without call on such date and time as may be fixed by the board of directors; provided, however, that should any such day fall on a legal holiday, then said meeting shall be held at the same time on the next business day thereafter ensuing which is not a legal holiday. Notice of regular meetings of the directors is hereby dispensed with and no notice whatever of any such meeting need be given, provided that notice of any change in the time or place of regular meetings shall be given to all of the directors in the same manner as notice for special meetings of the board of directors.

        Section 3. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, chief executive officer or president or, if the chairman of the board, chief executive officer and the president are all absent or are unable or refuse to act, by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director,


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or sent by first-class mail or telegram or facsimile transmission, charges prepaid, addressed to him or her at his or her home or office address as they appear upon the records of the Corporation or, if not so shown on the records and not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. In case such notice is telegraphed or sent by facsimile transmission, it shall be delivered to a common carrier for transmission to the director or actually transmitted by the person giving the notice by electronic means to the director at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone as above provided, it shall be so delivered at least eight hours prior to the time of the holding of the meeting. Any notice given personally, by facsimile or by telephone may be communicated to either the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. Such deposit in the mail, delivery to a common carrier, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such directors. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation, and need not specify the purpose of the meeting.

        Section 4. Presence of a majority of the then authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 5. Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 6. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall
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collectively consent in writing to such action, and such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 7. The provisions of this Article IV shall also apply, with necessary changes in points of detail, to committees of the board of directors, if any, and to actions by such committees (except (i) that special meetings of a committee may also be called at any time by any member of the committee, (ii) that any committee may by resolution adopt provisions governing notice of committee meetings that are different from the provisions of Section 3 of this
Article IV, and (iii) where a committee has only two members, the presence of one member shall constitute a quorum), unless otherwise provided by these By-Laws or by the resolution of the board of directors designating such committees. For such purpose, references to "the board" or "the board of directors" shall be deemed to refer to each such committee and references to "directors" or "members of the board" shall be deemed to refer to members of the committee. Committees of the board of directors may be designated, and shall be subject to the limitations on their authority, as provided in Section 141(c) of the General Corporation Law of the State of Delaware. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

                                    ARTICLE V
                                    Officers

        Section 1. The officers of the Corporation shall be a chairman of the board, chief executive officer or a president, or all of the foregoing, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, one or more executive vice presidents, senior vice presidents and vice presidents, a general counsel, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be designated from time to time by the board of directors. Any number of offices may be held by the same person. The officers shall be elected by the board of directors and shall hold office at the pleasure of such board.

                              Chairman of the Board

        Section 2. The chairman of the board, if there be such officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the By-Laws. If there is not a chief executive officer, the chairman of the board shall, in addition, be the general manager and chief executive



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officer of the Corporation and shall have the powers and duties prescribed in
Section 4 of Article V of these By-Laws.

                           Vice Chairman of the Board

         Section 3. Each Vice Chairman of the Board of Directors, if any, shall perform such duties as may from time to time be delegated to him by the Chairman of the Board or as may be assigned by the Board of Directors.

                             Chief Executive Officer

        Section 4. Subject to such powers and duties, if any, as may be prescribed by these By-Laws or the board of directors for the chairman of the board, if there be such officer, the chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He or she shall have all the powers and shall perform all of the duties which are ordinarily inherent in the office of chief executive officer of a Corporation, and he or she shall have such further powers and shall perform such further duties as may be prescribed for him or her by the board of directors.

                                    President

        Section 5. In the absence or disability of the chief executive officer, or if there be none, the president shall perform all of the duties of the chief executive officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the chief executive officer. The president shall have such other duties as from time to time may be prescribed for him by the board of directors.




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     Executive Vice Presidents, Senior Vice Presidents and Vice Presidents

        Section 6. In the absence or disability or refusal to act of the president, the executive vice presidents, senior vice presidents and vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the executive vice president, senior vice president or vice president designated by the president or the board of directors, shall perform all of the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The executive vice presidents, senior vice presidents and vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the board of directors or the By-Laws.

                                    Secretary

        Section 7. The secretary shall keep or cause to be kept at the principal executive office of the Corporation or such other place as the board of directors may order, a book of minutes of all proceedings of the stockholders, the board of directors and committees of the board, with the time and place of holding, whether regular or special, and if special how authorized, the notice thereof given, the names of those present at directors' and committee meetings, and the number of shares present or represented at stockholders' meetings. The secretary shall keep or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent a record of stockholders or a duplicate record of stockholders showing the names of the stockholders and their addresses, the number of shares and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The secretary or an assistant secretary or, if they are absent or unable or refuse to act, any other officer of the Corporation, shall give or cause to be given notice of all the meetings of the stockholders, the board of directors and committees of the board required by the By-Laws or by law to be given, and he or she shall keep the seal of the Corporation, if any, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the By-Laws.

                              Assistant Secretaries

        Section 8. It shall be the duty of the assistant secretaries to assist the secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the board of directors.




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                             Chief Financial Officer

        Section 9. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation. He or she shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same only in such manner as the board of directors or the appropriate officers of the Corporation may from time to time determine, shall render to the chief executive officer and the board of directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall perform such further duties as the board of directors may require.

                       Treasurer and Assistant Treasurers

        Section 10. The treasurer of the Corporation shall have such duties as may be specified by the chief financial officer to assist the chief financial officer in the performance of his or her duties. It shall be the duty of the assistant treasurers to assist the treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the board of directors.

                                 General Counsel

        Section 11. In the absence or disability or refusal to act of the senior vice president-legal (if any), the general counsel shall perform all of the duties of the senior vice president-legal and when so acting shall have all of the powers of and be subject to all of the restrictions upon the senior vice president-legal. The general counsel shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the board of directors, the By-Laws, or the senior vice president-legal (if any).

                                   ARTICLE VI
                                   Amendments

        Section 1. New By-Laws may be adopted, or these By-Laws may be amended or repealed, by the affirmative vote of the holders of shares representing as least 66-2/3% of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote, except as otherwise provided by law or by the certificate of incorporation or these By-Laws.

         Section 2. Subject to the right of stockholders as provided in Section 1 of this Article to adopt, amend or repeal By-Laws, and except as otherwise provided by law or



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by the certificate of incorporation, By-Laws may be adopted, amended or repealed by the affirmative vote of at least 66-2/3% of the directors of the Corporation then in office.





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